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                            SEVEN SEAS PETROLEUM INC.
                          5555 SAN FELIPE, SUITE 1700
                              HOUSTON, TEXAS 77056

                                 August 14, 1998



Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

         Re:      S-4 Registration Statement
                  File No. 333-51009

Ladies and Gentlemen:

         We hereby request, pursuant to Rule 461 under the Securities Act of 1933, that the captioned S-4 Registration Statement be declared effective at noon on Wednesday, August 19, 1998, or as soon as practicable thereafter.


                                   Very truly yours,

                                   SEVEN SEAS PETROLEUM INC.


                                   By: /s/ Herbert C. Williamson, III
                                       --------------------------------
                                       Executive Vice President & Chief
                                       Financial Officer



cc:      Ms. Kristina Schillinger
         Securities and Exchange Commission
         Division of Corporation Finance
         450 Fifth Street, N.W., Mail Stop 4-5
         Washington, D.C.  20549
         (by facsimile #202/942-9528)